                                                                    EXHIBIT 10.3



                                    FORM OF
                  GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

                                      AMONG

                            C-CUBE MICROSYSTEMS INC.,

                            C-CUBE SEMICONDUCTOR INC.

                                       AND

                          C-CUBE SEMICONDUCTOR II INC.

                              __________ ____, 2000


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                                TABLE OF CONTENTS

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ARTICLE I CONTRIBUTION AND ASSUMPTION.................................................1

     Section 1.1     Contribution of Assets and Assumption of Liabilities.............1
     Section 1.2     Semiconductor Assets.............................................2
     Section 1.3     Semiconductor Liabilities........................................5
     Section 1.4     Methods of Transfer and Assumption...............................7
     Section 1.5     Governmental Approvals and Consents..............................8
     Section 1.6     Nonrecurring Costs and Expenses..................................9
     Section 1.7     Novation of Assumed Semiconductor Liabilities....................9

ARTICLE II INTELLECTUAL PROPERTY LICENSES............................................10

     Section 2.1     License to C-Cube...............................................10
     Section 2.2     License to Semiconductor........................................11
     Section 2.3     Transfers and Sublicense........................................11

ARTICLE III LITIGATION...............................................................12

     Section 3.1     Allocation......................................................12
     Section 3.2     Cooperation.....................................................12

ARTICLE IV MISCELLANEOUS.............................................................13

     Section 4.1     Entire Agreement................................................13
     Section 4.2     Governing Law...................................................13
     Section 4.3     Notices.........................................................13
     Section 4.4     Parties in Interest.............................................13
     Section 4.5     Counterparts....................................................13
     Section 4.6     Assignment......................................................13
     Section 4.7     Severability....................................................13
     Section 4.8     Failure or Indulgence Not Waiver; Remedies Cumulative...........14
     Section 4.9     Amendment.......................................................14
     Section 4.10    Authority.......................................................14
     Section 4.11    Interpretation..................................................14
     Section 4.12    Conflicting Agreements..........................................14

ARTICLE V DEFINITIONS................................................................15

     Section 5.1     Action..........................................................15
     Section 5.2     Affiliated Company..............................................15
     Section 5.3     Ancillary Agreement.............................................15
     Section 5.4     Assets..........................................................15
     Section 5.5     C-Cube Group....................................................16
     Section 5.6     Consents........................................................17
     Section 5.7     Contracts.......................................................17
     Section 5.8     Distribution....................................................17



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                                TABLE OF CONTENTS
                                   (CONTINUED)
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     Section 5.9     DiviCom Business................................................17
     Section 5.10    Distribution Date...............................................17
     Section 5.11    Environmental Actions...........................................17
     Section 5.12    Excluded Assets.................................................17
     Section 5.13    Excluded Liabilities............................................17
     Section 5.14    Governmental Approvals..........................................17
     Section 5.15    Governmental Authority..........................................17
     Section 5.16    Indemnification and Insurance Matters Agreement.................17
     Section 5.17    Insurance Policies..............................................17
     Section 5.18    Insured Semiconductor Liability.................................17
     Section 5.19    Intellectual Property...........................................18
     Section 5.20    Liabilities.....................................................18
     Section 5.21    Litigation Disclosure Letter....................................18
     Section 5.22    Person..........................................................18
     Section 5.23    Retained Cash...................................................18
     Section 5.24    Retained Payables...............................................18
     Section 5.25    Retained Receivables............................................18
     Section 5.26    Security Interest...............................................19
     Section 5.27    Semiconductor Assets............................................19
     Section 5.28    Semiconductor Pro Forma Balance Sheet...........................19
     Section 5.29    Semiconductor  Business.........................................19
     Section 5.30    Semiconductor Contingent Gain...................................19
     Section 5.31    Semiconductor Contingent Liability..............................19
     Section 5.32    Semiconductor Contracts.........................................19
     Section 5.33    Semiconductor Group.............................................20
     Section 5.34    Semiconductor Intellectual Property.............................20
     Section 5.35    Semiconductor Liabilities.......................................20
     Section 5.36    Separation......................................................20
     Section 5.37    Separation Agreement............................................20
     Section 5.38    Separation Date.................................................20
     Section 5.39    Subsidiary......................................................20
     Section 5.40    Taxes...........................................................20



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                                    SCHEDULES

Schedule 1.1(a)        Assets to be Transferred to Semiconductor I
Schedule 1.1(b)        Liabilities to be Transferred to Semiconductor I



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                   GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

        This General Assignment and Assumption Agreement (this "AGREEMENT") is entered into on _______ ___, 2000 by and among C-Cube Microsystems Inc., a Delaware corporation ("C-CUBE"), C-Cube Semiconductor Inc., a Delaware corporation ("SEMICONDUCTOR I"), and C-Cube Semiconductor II Inc., a Delaware corporation ("SEMICONDUCTOR II"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in
ARTICLE IV hereof.

                                    RECITALS

        WHEREAS, C-Cube hereby and by certain other instruments of even date herewith transfers or will transfer to Semiconductor I and Semiconductor II effective as of the Separation Date, substantially all of the business and assets of the Semiconductor Business owned by C-Cube in accordance with the Master Separation and Distribution Agreement dated as of _______ ___, 2000 between the parties (the "SEPARATION AGREEMENT"). It is the intent of the parties hereto, by this Agreement and the other agreements and instruments provided for in the Separation Agreement, that C-Cube and its Subsidiaries convey to Semiconductor I and Semiconductor II and their Subsidiaries substantially all of the business and assets of the Semiconductor Business;

        WHEREAS, it is further intended between the parties that Semiconductor I and Semiconductor II assume certain of the liabilities related to the Semiconductor Business, as provided in this Agreement, the Separation Agreement or the other agreements and instruments provided for in the Separation Agreement;

        WHEREAS, C-Cube has entered into the Agreement and Plan of Merger and Reorganization, dated as of October 27, 1999 (the "MERGER AGREEMENT"), with Harmonic Inc. ("HARMONIC") pursuant to which, subsequent to the sale or distribution of C-Cube of Semiconductor, C-Cube will merge with and into Harmonic (the "MERGER").

        WHEREAS, C-Cube and Harmonic entered into an Amended and Restated Agreement and Plan of Merger and Reorganization dated as of December 9, 1999 (the "RESTATED MERGER AGREEMENT");

        NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE I

                           CONTRIBUTION AND ASSUMPTION

        SECTION 1.1 CONTRIBUTION OF ASSETS AND ASSUMPTION OF LIABILITIES.

        (a) Transfer of Assets. (i) Effective on the Separation Date, C-Cube hereby assigns, transfers, conveys and delivers to Semiconductor II, and agrees to cause its applicable Subsidiaries to assign, transfer, convey and deliver to Semiconductor II's applicable Subsidiaries, and Semiconductor II hereby accepts from C-Cube, and agrees to cause its applicable Subsidiaries to accept from C-Cube's applicable Subsidiaries, all of C-Cube's and its applicable Subsidiaries' respective right, title and interest in all Semiconductor Assets except for those Semiconductor Assets set forth on Schedule 1.1(a) hereto; provided, however, that any Semiconductor Assets that are specifically assigned or transferred pursuant to another Ancillary Agreement shall not be assigned or transferred pursuant to this Section 1.1(a).

                  (ii) Effective on the Separation Date, C-Cube hereby assigns, transfers, conveys and delivers to Semiconductor I, and agrees to cause its applicable Subsidiaries to assign, transfer, convey and deliver to Semiconductor I's applicable Subsidiaries, and Semiconductor I hereby accepts from C-Cube, and agrees to cause its applicable Subsidiaries to accept from C-Cube's applicable Subsidiaries, all of C-Cube's and its applicable Subsidiaries' respective right, title and interest in all Semiconductor Assets listed on Schedule 1.1(a) hereto.

        (b) Assumption of Liabilities. (i) Effective on the Separation Date, Semiconductor II hereby assumes and agrees faithfully to perform and fulfill, all the Semiconductor Liabilities held by C-Cube in accordance with their respective terms, and agrees to cause its applicable Subsidiaries to assume, perform and fulfill all the Semiconductor Liabilities held by its Subsidiaries, in accordance with their respective terms except for with respect to those Semiconductor Liabilities set forth on Schedule 1.1(b) hereto.

                  (i) Effective on the Separation Date, Semiconductor I hereby assumes and agrees faithfully to perform and fulfill, all the Semiconductor Liabilities listed on Schedule 1.1(b) hereto held by C-Cube in accordance with their respective terms, and agrees to cause its applicable Subsidiaries to assume, perform and fulfill all the Semiconductor Liabilities listed on Schedule 1.1(b) held by its Subsidiaries, in accordance with their respective terms.

        (c) Misallocated Assets and Liabilities. In the event that at any time or from time to time (whether prior to, on or after the Separation Date), any party hereto (or any member of such party's respective Group), shall receive or otherwise possess any Asset or Liability that is misallocated to any other Person pursuant to this Agreement or any Ancillary Agreement, such party shall promptly transfer, or cause to be transferred, such Asset or Liability to the Person so entitled thereto. Prior to any such transfer, the Person receiving or possessing such Asset shall hold such Asset or Liability in trust for any such other Person.

        SECTION 1.2 SEMICONDUCTOR ASSETS.

        (a) Included Assets. For purposes of this Agreement, "SEMICONDUCTOR ASSETS" shall mean (without duplication) the following Assets, except as otherwise provided for in any Ancillary Agreement or other express agreement of the parties:

                 (i) all assets reflected in the unaudited consolidated balance sheet (including notes thereto) of the Semiconductor Business as of September 30, 1999 attached hereto as



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Annex 1.2(a) (the "BALANCE SHEET"), subject to any dispositions of such Assets subsequent to the date of such Balance Sheet;

                  (ii) all assets that have been written off, expensed or fully depreciated that, had they not been written off, expensed or fully depreciated, would have been reflected in the Balance Sheet in accordance with the principles and accounting policies under which the Balance Sheet was prepared;

                  (iii) all assets acquired by C-Cube or its Subsidiaries after the date of the Balance Sheet that would be reflected in the consolidated balance sheet of the Semiconductor Business as of the Separation Date if such consolidated balance sheet was prepared at the time of the Semi Disposition using the same principles and accounting policies under which the Balance Sheet was prepared;

                  (iv) all assets that are used primarily by the Semiconductor Business at the Separation Date but are not reflected in the Balance Sheet due to mistake or unintentional omission;

                  (v) all claims or other rights of C-Cube or the Semiconductor Business that primarily relate to the Semiconductor Business, whenever arising, against any Person or entity other than an officer, employee, director or consultant of the Semiconductor Business, if and to the extent that (i) such claim or right arises out of the events, acts or omissions occurring on or before the Separation Date (based on then existing law) and (ii) the existence or scope of the obligation of such other Person or entity as of the Separation Date was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Separation Date or as a result of the failure of such claim or other right to have been discovered or asserted as of the Separation Date. A claim or right meeting the foregoing definition shall be considered an "SEMICONDUCTOR CONTINGENT GAIN" regardless of whether there was any action pending, threatened or contemplated as of the Separation Date with respect thereto. In the case of any claim or right, a portion of which arises out of events, acts or omissions occurring prior to the Separation Date and a portion of which arises out of events, acts or omissions occurring on or after the Separation Date, only that portion that arises out of events, acts or omissions occurring prior to the Separation Date, shall be considered a Semiconductor Contingent Gain. For purposes of the foregoing a claim or right shall be deemed to have accrued as of the Separation Date if all the elements of the claim necessary for its assertion shall have occurred on or prior to the Separation Date, would not be dismissed by a court on ripeness or similar grounds. Notwithstanding the foregoing, none of (i) any insurance proceeds, (ii) any Excluded Assets (as defined below), (iii) any reversal of any litigation or other reserve, or (iv) any matters relating to Taxes which are governed by the Tax Sharing Agreement shall be deemed to be a Semiconductor Contingent Gain;

                  (vi) all contracts in which C-Cube is a party or by which it or any of its assets is bound whether or not in writing, except for any such contract or agreement that is contemplated to be retained by C-Cube because it relates primarily to the DiviCom Business including:

                      (1) all prepaid expenses, trade accounts and other accounts and notes receivables;



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                      (2) all rights under contracts or agreement, all claims or rights against any person or entity arising from the ownership of any Asset, all rights in connection with any bids or offers and all claims, choices in action or similar rights, whether accrued or contingent;

                      (3) all rights under insurance policies and rights in the nature of insurance, indemnification or contribution;

                      (4) all licenses, permits, approvals and authorization which have been issued by any governmental authority; and

                      (5) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

                  (vii) all computers, desks, equipment (including equipment used for research and development) and other Assets used primarily by employees of C-Cube that will become employees of the Semiconductor Business;

                  (viii) to the extent permitted by law and subject to any agreement regarding indemnification and/or insurance matters, all rights of the Semiconductor Business under any of C-Cube's insurance policies;

                  (ix) all (a) accounts receivable and other rights to payment for goods or services sold, leased or otherwise provided in the conduct of the Semiconductor Business that, as of the Separation Date, are payable by a third party to C-Cube or any of C-Cube's subsidiaries, whether past due, due or to become due, including any interest, sales or use taxes, finance charges, late or returned check charges and other obligations of the accounts debtor with respect thereto, and any proceeds of any of the foregoing and (b) other miscellaneous Assets for which an adjustment is made in the Balance Sheet;

                  (x) C-Cube's rights in the trade and service marks and domain names incorporating or based on the name C-CUBE and any goodwill associated therewith;

                  (xi) All Intellectual Property owned or transferable by C-Cube or the Semiconductor Business that arises out of the activities of, or that is primarily related to, the Semiconductor Business, including all Intellectual Property listed on Schedule 1.2(a)(xi) (all of the foregoing, "SEMICONDUCTOR INTELLECTUAL PROPERTY"), and all rights to sue for, recover and retain any damages from any third party's infringement of any such Intellectual Property rights; and

                  (xii) cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements (other than the Retained Cash).

                  (xiii) all outstanding shares in subsidiaries conducting Semiconductor Business owned directly by C-Cube Microsystems Inc. including shares in:



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                      (1) C-Cube Microsystems International Ltd., a company
organized under the laws of Bermuda;

                      (2) C-Cube U.S. Inc., a company organized in Delaware;

                      (3) C-Cube Japan, Inc., a company organized in Japan and assets owned by these subsidiaries;

                      (4) C-Cube Technology Limited, a company organized under the laws of Bermuda; and

                      (5) Media Computer Technologies, Inc., a California corporation.

        (b) Excluded Assets. For the purposes of this Agreement, "EXCLUDED ASSETS" shall mean:

               C-Cube Registered Intellectual Property listed on the Company Disclosure Schedule (as defined in the Merger Agreement.)

        SECTION 1.3 SEMICONDUCTOR LIABILITIES.

        (a) Included Liabilities. For the purposes of this Agreement, "SEMICONDUCTOR LIABILITIES" shall mean (without duplication) the following Liabilities, except as otherwise provided for in any Ancillary Agreement or other express agreement of the parties:

                  (i) all Liabilities reflected in the Balance Sheet, subject to any discharge of such Liabilities subsequent to the date of the Balance Sheet;

                  (ii) all Liabilities of C-Cube or its Subsidiaries that arise after the date of the Balance Sheet that would be reflected in the consolidated balance sheet of the Semiconductor Business as of the Separation Date if such consolidated balance sheet was prepared using the same principles and accounting policies under which the Balance Sheet was prepared;

                  (iii) all Liabilities that are related primarily to the Semiconductor Business at the Separation Date but are not reflected in the Balance Sheet due to mistake or unintentional omission;

                  (iv) any Liability of C-Cube or the Semiconductor Business that primarily related to the Semiconductor Business, whenever arising, to any Person or entity other than an officer, director, employee or consultant of the Semiconductor Business, if and to the extent that (i) such Liability arises out of the events, acts or omissions occurring on or before the Separation Date and
(ii) the existence or scope of the obligation to such Person or entity as of the Separation Date with respect to such Liability was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Separation Date or as a result of the failure of such Liability to have been discovered or asserted as of the Separation Date (it being understood that the existence of a litigation or other reserve with respect to any Liability shall not be sufficient for such Liability to be considered acknowledged, fixed or determined) (each, a "SEMICONDUCTOR CONTINGENT



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LIABILITY"). In the case of any Liability, a portion of which arises out of events, acts or omissions occurring prior to the Separation Date and a portion of which arises out of events, acts or omissions occurring on or after the Separation Date, only that portion that arises out of events, acts or omissions occurring prior to the Separation Date shall be considered a Semiconductor Contingent Liability. For purposes of the foregoing, a Liability shall be deemed to have arisen out of events, acts or omissions occurring prior to the Separation Date if all the elements necessary for the assertion of a claim with respect to such Liability shall have occurred on or prior to the Separation Date, such that the claim, were it asserted in an action on or prior to the Separation Date, would not be dismissed by a court on ripeness or similar grounds. For purposes of clarification of the foregoing, the parties agree that no Liability relating to, arising out of or resulting from any obligation of any person or entity to satisfy any obligation accrued under any employee stock option plan, stock purchase plan or the like as of the Separation Date, shall be deemed to be a Semiconductor Contingent Liability. For purposes of determining whether a claim relating to the Year 2000 problem is a Semiconductor Contingent Liability, claims relating to products shipped prior to the Separation Date shall be deemed to have arisen prior to the Separation Date.

                  (v) all Liabilities (other than Liabilities for Taxes), whether arising before on or after the Separation Date, primarily relating to, arising out of or resulting from:

                      (1) the operation of the Semiconductor Business, as conducted at any time prior to, on or after the Separation Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person or entity's authority));

                      (2) the operation of any business conducted by the Semiconductor Business at any time after the Separation Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such person or entity's authority)); or

                      (3) any Semiconductor Assets;

                  (vi) all fees and expenses of C-Cube incurred in connection with the Merger and the spin-off transaction;

                  (vii) all accounts payable and other obligations of payment for goods or services purchased, leased or otherwise received in the conduct of the Semiconductor Business that as of the Separation Date are payable to a third party by C-Cube or any of C-Cube's subsidiaries, whether past due, due or to become due, including any interest, sales or use taxes, finance charges, late or returned check charges and other obligations of C-Cube or any of C-Cube's Subsidiaries with respect thereto, and any obligations related to any of the foregoing;



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                  (viii) all employee compensation Liabilities relating to
employees of the Semiconductor Business other than Continuing Employees; and

                  (ix) all severance payments and related Liabilities arising out of any termination of non-Continuing Employees (as defined in the Merger Agreement).

Notwithstanding anything in this Agreement, the Merger Agreement or the Ancillary Agreements to the contrary, to the extent that the amount provided by C-Cube to the Semiconductor Business has been reduced on account of certain liabilities set forth in clauses (i) through (v) of the definition of "Retained Cash," such liabilities shall not constitute Semiconductor Liabilities.

Notwithstanding the foregoing, the Semiconductor Liabilities shall not include the Excluded Liabilities referred to in SECTION 1.3(b) below.

        (b) Excluded Liabilities. For the purposes of this Agreement, "EXCLUDED LIABILITIES" shall mean:

                  (i) all Liabilities to the extent that (i) it is covered under the terms of C-Cube's insurance policies in effect prior to the Separation Date and (ii) the Semiconductor Business is not a named, insured under, or otherwise entitled to the benefits of, such insurance policies;

                  (ii) all Liabilities for Pre-Semi Disposition Taxes not attributable to the Semiconductor Business; and

                  (iii) all agreements and obligations of C-Cube under the agreements governing the Distribution.

        SECTION 1.4   METHODS OF TRANSFER AND ASSUMPTION.

        (a) Terms of Other Ancillary Agreements Govern. The parties shall enter into the other Ancillary Agreements, on or about the date of this Agreement. To the extent that the transfer of any Semiconductor Asset or the assumption of any Semiconductor Liability is expressly provided for by the terms of any other Ancillary Agreement, the terms of such other Ancillary Agreement shall effect, and determine the manner of, the transfer or assumption. It is the intent of the parties that pursuant to SECTIONS 1.1, 1.2 and 1.3, the transfer and assumption of all other Semiconductor Assets and Semiconductor Liabilities shall be made effective as of the Separation Date.

        (b) Mistaken Assignments and Assumptions. In addition to those transfers and assumptions accurately identified and designated by the parties to take place but which the parties are not able to effect prior to the Separation Date, there may exist (i) Assets that the parties discover were, contrary to the agreements between the parties, by mistake or omission, transferred to Semiconductor I or Semiconductor II or any of their Subsidiaries or retained by C-Cube or (ii) Liabilities that the parties discover were, contrary to the agreements between the parties, by mistake or omission, assumed by Semiconductor I or Semiconductor II or any of their Subsidiaries or not assumed by Semiconductor I or Semiconductor II or any of their Subsidiaries. The parties shall



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cooperate in good faith to effect the transfer or re-transfer of such Assets, and/or the assumption or re-assumption of such Liabilities, to or by the appropriate party and shall not use the determination that remedial actions need to be taken to alter the original intent of the parties hereto with respect to the Assets to be transferred to or Liabilities to be assumed by Semiconductor I or Semiconductor II or any of their Subsidiaries. Each party shall reimburse the other or make other financial adjustments (e.g., without limitation, cash reserves) or other adjustments to remedy any mistakes or omissions relating to any of the Assets transferred hereby or any of the Liabilities assumed hereby.

        (c) Transfer of Assets and Liabilities Not Included in Semiconductor Assets and Semiconductor Liabilities. In the event the parties discover Assets and Liabilities that relate primarily to the Semiconductor Business but do not constitute Semiconductor Assets under SECTION 1.2 or Semiconductor Liabilities under SECTION 1.3, the parties shall cooperate in good faith to effect the transfer of such Assets at book value, or the assumption of such Liabilities, to Semiconductor I or Semiconductor II or any of their Subsidiaries, as applicable, and shall not use the determination of remedial actions contemplated in the Separation Agreement to alter the original intent of the parties hereto with respect to the Assets to be transferred to or Liabilities to be assumed by Semiconductor I or Semiconductor II or any of their Subsidiaries, as applicable. Each party shall reimburse the other or make other financial adjustments (e.g., without limitation, cash reserves) or other adjustments to remedy any mistakes or omissions relating to any of the Assets transferred hereby or any of the Liabilities assumed hereby.

        (d) Documents Relating to Other Transfers of Assets and Assumption of Liabilities. In furtherance of the assignment, transfer and conveyance of Semiconductor Assets and the assumption of Semiconductor Liabilities set forth in SECTIONS 1.4(a), (b) and (c) and certain Ancillary Agreements, simultaneously with the execution and delivery hereof or as promptly as practicable thereafter,
(i) C-Cube shall execute and deliver such bills of sale, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of C-Cube's and its Subsidiaries' right, title and interest in and to the Semiconductor Assets to Semiconductor I or Semiconductor II or any of their Subsidiaries, as applicable, and (ii) Semiconductor I or Semiconductor II or any of their Subsidiaries, as applicable, shall execute and deliver, to C-Cube and its Subsidiaries such bills of sale, stock powers, certificates of title, assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the Semiconductor Liabilities by Semiconductor I or Semiconductor II or any of their Subsidiaries, as applicable.

        SECTION 1.5 GOVERNMENTAL APPROVALS AND CONSENTS.

        (a) Transfer In Violation of Laws. If and to the extent that the valid, complete and perfected transfer assignment or novation to the Semiconductor Group of any Semiconductor Assets and Semiconductor Liabilities (or from the Semiconductor Group of any Non-Semiconductor Assets) would be a violation of applicable laws or require any Consent or Governmental Approval in connection with the Separation or the Distribution, then, unless C-Cube shall otherwise determine, the transfer, assignment or novation to or from the Semiconductor Group,



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

as the case may be, of such Semiconductor Assets or Non-Semiconductor Assets, respectively, shall be automatically deemed deferred and any such purported transfer, assignment or novation shall be null and void until such time as all legal impediments are removed and/or such Consents or Governmental Approvals have been obtained. Notwithstanding the foregoing, such Asset shall still be considered a Semiconductor Asset for purposes of determining whether any Liability is a Semiconductor Liability; provided, however, that if such covenants or Governmental Approvals have not been obtained within six months of the Distribution Date, the parties will use their reasonable commercial efforts to achieve an alternative solution in accordance with the parties' intentions.

        (b) Transfers Not Consummated Prior to Separation Date. If the transfer, assignment or novation of any Assets intended to be transferred or assigned hereunder is not consummated prior to or on the Separation Date, whether as a result of the provisions of SECTION 1.5(a) or for any other reason, then the Person retaining such Asset shall thereafter hold such Asset for the use and benefit, insofar as reasonably possible, of the Person entitled thereto (at the expense of the Person entitled thereto). In addition, the Person retaining such Asset shall take such other actions as may be reasonably requested by the Person to whom such Asset is to be transferred in order to place such Person, insofar as reasonably possible, in the same position as if such Asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such Semiconductor Assets (or such Non-Semiconductor Assets, as the case may be), including possession, use, risk of loss, potential for gain, and dominion, control and command over such Assets, are to inure from and after the Separation Date to the Semiconductor Group (or the C-Cube Group, as the case may be). If and when the Consents and/or Governmental Approvals, the absence of which caused the deferral of transfer of any Asset pursuant to SECTION 1.5(a), are obtained, the transfer of the applicable Asset shall be effected in accordance with the terms of this Agreement and/or the applicable Ancillary Agreement.

        (c) Expenses. The Person retaining an Asset due to the deferral of the transfer of such Asset shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced by the Person entitled to the Asset, other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees, all of which shall be promptly reimbursed by the Person entitled to such Asset.

        SECTION 1.6 NONRECURRING COSTS AND EXPENSES. Notwithstanding anything herein to the contrary, any nonrecurring costs and expenses incurred by the parties hereto to effect the transactions contemplated hereby which are not allocated pursuant to the terms of the Separation Agreement, this Agreement or any other Ancillary Agreement shall be the responsibility of the party which incurs such costs and expenses.

        SECTION 1.7 NOVATION OF ASSUMED SEMICONDUCTOR LIABILITIES.

        (a) Reasonable Commercial Efforts. Each of C-Cube, and Semiconductor
I or Semiconductor II or any of their Subsidiaries, as applicable, at the request of the other, shall use their reasonable commercial efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to novate (including with respect to any federal government contract) or assign all rights and obligations under agreements, leases, licenses and other obligations or Liabilities of any nature whatsoever that constitute Semiconductor Liabilities or to obtain in writing the unconditional release of all parties to such arrangements other than any member of the Semiconductor Group, so that, in any such case, Semiconductor I or Semiconductor II or any of their Subsidiaries, as applicable, will be solely responsible for such Liabilities; provided, however, that none of C-Cube, Semiconductor I, Semiconductor II or any of their Subsidiaries shall be obligated to pay any consideration therefor to any third party from whom such consents, approvals, substitutions and amendments are requested.

        (b) Inability to Obtain Novation. If C-Cube, Semiconductor I or Semiconductor II or any of their Subsidiaries, as applicable, is unable to obtain, or to cause to be obtained, any such required consent, approval, release, substitution or amendment, the applicable member of the C-Cube Group shall continue to be bound by such agreements, leases, licenses and other obligations and, unless not permitted by law or the terms thereof (except to the extent expressly set forth in this Agreement, the Separation Agreement or any other Ancillary Agreement), Semiconductor I or Semiconductor II or any of their Subsidiaries, as applicable, shall, as agent or subcontractor for C-Cube or such other Person, as the case may be, pay, perform and discharge fully, or cause to be paid, transferred or discharged all the obligations or other Liabilities of C-Cube or such other Person, as the case may be, thereunder from and after the date hereof. C-Cube shall, without further consideration, pay and remit, or cause to be paid or remitted, to Semiconductor I or Semiconductor II or any of their Subsidiaries, as applicable, or its appropriate Subsidiary promptly all money, rights and other consideration received by it or any member of its respective Group in respect of such performance (unless any such consideration is an Excluded Asset). If and when any such consent, approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, C-Cube shall thereafter assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of any member of its respective Group to Semiconductor I or Semiconductor II or any of their Subsidiaries, as applicable, without payment of further consideration and Semiconductor I or Semiconductor II or any of their Subsidiaries, as applicable, shall, without the payment of any further consideration, assume such rights and obligations.

                                  ARTICLE II

                         INTELLECTUAL PROPERTY LICENSES

        SECTION 2.1 LICENSE TO C-CUBE.

        (a) Grant. To the extent any of the Semiconductor Intellectual Property is necessary for, or would be infringed by, the operation of the DiviCom Business as such business is operated as of or prior to the Separation Date, subject to all limitations set forth herein Semiconductor I and Semiconductor II or any of their Subsidiaries hereby grant to C-Cube, to the extent of

Semiconductor I and Semiconductor II's or any of their Subsidiaries' rights in such Semiconductor Intellectual Property and without any representation or warranty of any kind, a worldwide, perpetual, irrevocable, non-exclusive, license to continue to operate the DiviCom Business in substantially the same manner such business was conducted as of or prior to the Separation Date.

        (b) Limitations. All rights and licenses to the Semiconductor Intellectual Property not expressly granted to C-Cube in Section 2.1(a) or in a written agreement between the parties are reserved to Semiconductor I or Semiconductor II or any of their Subsidiaries, as applicable. Without limiting the foregoing, C-Cube shall not have any right or license under the foregoing and is not granted any license hereunder to (i) make or have made any semiconductor device, and (ii) [___________].

        (c) No Technology Transfer. Nothing set forth in Section 2.1(a) shall obligate Semiconductor I or Semiconductor II or any of their Subsidiaries, as applicable, to transfer or disclose to C-Cube any Intellectual Property including any know how, software, or other materials.

        SECTION 2.2   LICENSE TO SEMICONDUCTOR.

        (a) Grant. To the extent any of the Excluded Assets or any other assets retained by C-Cube include any Intellectual Property that is necessary for or would be infringed by the operation of the Semiconductor Business as such business was conducted as of or prior to the Separation Date, subject to all limitations set forth herein C-Cube hereby grants to Semiconductor I or Semiconductor II or any of their Subsidiaries, as applicable, to the extent of C-Cube's rights in such Intellectual Property and without any representation or warranty of any kind, a worldwide, perpetual, irrevocable, non-exclusive license to continue to operate the Semiconductor Business in substantially the same manner such business was conducted as of or prior to the Separation Date.

        (b) Limitations. All rights and licenses to the Intellectual Property of C-Cube not expressly granted to Semiconductor I or Semiconductor II or any of their Subsidiaries, as applicable, in Section 2.2(a) or in a written agreement between the parties are reserved to C-Cube.

        (c) No Technology Transfer. Nothing set forth in Section 2.2(a) shall obligate C-Cube to transfer to or disclose to Semiconductor I or Semiconductor II or any of their Subsidiaries, as applicable, any Intellectual Property including any know how, software, or other materials.

        SECTION 2.3 TRANSFERS AND SUBLICENSE. The licenses granted to each party in this ARTICLE II may neither: (i) be assigned or transferred by the licensed party except in connection with the sale or merger of such party or the sale of substantially all of the assets of such party, nor (ii) licensed by such licensed party except in connection with the granting by such party of a license of substantial other Intellectual Property of such party.]

                                   ARTICLE III

                                   LITIGATION

        SECTION 3.1   ALLOCATION.

        (a) Litigation to Be Transferred to Semiconductor II. Notwithstanding any contrary provisions in the provisions of the Indemnification and Insurance Matters Agreement, on the Separation Date, the responsibilities for management of the litigation identified in SECTION 3.1(a) of a litigation disclosure letter (the "LITIGATION DISCLOSURE LETTER"), which will be delivered by C-Cube to Semiconductor II or any of its Subsidiaries on the Separation Date, shall be transferred in their entirety from C-Cube and its Subsidiaries to Semiconductor II or any of its Subsidiaries and its Subsidiaries. As of the Separation Date and thereafter, Semiconductor II or any of its Subsidiaries shall manage the defense of this litigation and shall cause its applicable Subsidiaries to do the same. C-Cube and its Subsidiaries must first obtain the prior consent of Semiconductor II or any of its Subsidiaries or its applicable Subsidiary for any action taken subsequent to the Separation Date in connection with the litigation identified in the Litigation Disclosure Letter, which consent cannot be unreasonably withheld or delayed. All other matters relating to such litigation, including but not limited to indemnification for such claims, shall be governed by the provisions of the Indemnification and Insurance Matters Agreement.

        (b) LITIGATION to be Defended by C-Cube at Semiconductor II's
Expense. Notwithstanding any contrary provisions in the Indemnification and Insurance Matters Agreement, C-Cube shall defend, and shall cause its applicable Subsidiaries to defend, the litigation identified in SECTION 3.1(b) of the Litigation Disclosure Letter. All other matters relating to such litigation, including but not limited to indemnification for such claims, shall be governed by the provisions of the Indemnification and Insurance Matters Agreement.

        (c) All Other Litigation. All other litigation outstanding at the Separation Date not included in the Litigation Disclosure Letter shall remain with C-Cube, and Semiconductor II, or any of its Subsidiaries shall have no liability in connection with, or responsibility for defending, such litigation.

        SECTION 3.2 COOPERATION. C-Cube and Semiconductor I and their respective Subsidiaries shall cooperate with each other in the defense of any litigation covered under this ARTICLE III and afford to each other reasonable access upon reasonable advance notice to witnesses and information (other than information protected from disclosure by applicable privileges) that is reasonably required to defend this litigation as set forth in SECTION 4.4 of the Separation Agreement. The foregoing agreement to cooperate includes, but is not limited to, an obligation to provide access to qualified assistance to provide information, witnesses and documents to respond to discovery requests in specific lawsuits. In such cases, cooperation shall be timely so that the party responding to discovery may meet all court-imposed deadlines. The party requesting information shall reimburse the party providing information consistent with the terms of
SECTION 4.4 of the Separation Agreement. The obligations set forth in this paragraph are more clearly defined in SECTION 4.4 of the Separation Agreement, to which reference is hereby made.

                                   ARTICLE IV

                                  MISCELLANEOUS

        SECTION 4.1 ENTIRE AGREEMENT. This Agreement, the Restated Merger Agreement, the Master Separation Agreement, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. In the event any provision of any agreement conflicts with a provision of the Restated Merger Agreement, the Restated Merger Agreement will govern.

        SECTION 4.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

        SECTION 4.3 NOTICES. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service or (v) four (4) days after being deposited in the US mail, First Class with postage prepaid, and addressed to the attention of the party's General Counsel at the address of its principal executive office or such other address as a party may request by notifying the other in writing.

        SECTION 4.4 PARTIES IN INTEREST. This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, shall be binding upon and inure solely to the benefit of each party hereto and their legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

        SECTION 4.5 COUNTERPARTS. This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

        SECTION 4.6 ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors. This Agreement may not be assigned by any party hereto. Notwithstanding the foregoing, each party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to a Person that succeeds to all or substantially all of the business or assets of such party. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

        SECTION 4.7 SEVERABILITY. If any term or other provision of this Agreement or the Schedules or Exhibits attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

        SECTION 4.8 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Schedules or Exhibits attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        SECTION 4.9 AMENDMENT. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

        SECTION 4.10 AUTHORITY. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

        SECTION 4.11 INTERPRETATION. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

        SECTION 4.12 CONFLICTING AGREEMENTS. In the event of conflict between this Agreement and any other Ancillary Agreement or other agreement executed in connection herewith, the provisions of Ancillary Agreement and such other agreement shall prevail.

                                    ARTICLE V

                                   DEFINITIONS

        SECTION 5.1 ACTION. "ACTION" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international governmental authority or any arbitration or mediation tribunal.

        SECTION 5.2 AFFILIATED COMPANY. "AFFILIATED COMPANY" means, with respect to C-Cube, any entity in which C-Cube holds a 50% or less ownership interest and that is listed on SCHEDULE 6.1(a) to the Separation Agreement and, with respect to Semiconductor I or Semiconductor II, any entity in which Semiconductor I or Semiconductor II holds a 50% or less ownership interest and that is listed on
SCHEDULE 6.1(b) to the Separation Agreement. SCHEDULES 6.1(a) and 6.1(b) may be amended from time to time after the date hereof upon mutual written consent of the parties.

        SECTION 5.3 ANCILLARY AGREEMENT. "ANCILLARY AGREEMENT" has the meaning set forth in SECTION 2.1 of the Separation Agreement.

        SECTION 5.4 ASSETS. "ASSETS" means assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including the following:

                  (i) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

                  (ii) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, aircraft, rolling stock, vessels, motor vehicles and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

                  (iii) all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products;

                  (iv) all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a Security Interest, lessor, sublessor, lessee, sublessee or otherwise;

                  (v) all interests in any capital stock or other equity interests of any Subsidiary or any other Person; all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person; all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person; and all other investments in securities of any Person;

                  (vi) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;

                  (vii) all deposits, letters of credit and performance and surety bonds;

                  (viii) all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

                  (ix) all Intellectual Property and licenses from third Persons granting the right to use any Intellectual Property;

                  (x) all computer applications, programs and other software, including operating software, network software, firmware, middleware, design software, design tools, systems documentation and instructions;

                  (xi) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

                  (xii) all prepaid expenses, trade accounts and other accounts and notes receivables;

                  (xiii) all rights under contracts or agreements, all claims or rights against any Person arising from the ownership of any Asset, all rights in connection with any bids or offers and all claims, choses in action or similar rights, whether accrued or contingent;

                  (xiv) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

                  (xv) all licenses (including radio and similar licenses), permits, approvals and authorizations which have been issued by any Governmental Authority;

                  (xvi) cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements; and

                  (xvii) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

        SECTION 5.5 C-CUBE GROUP. "C-CUBE GROUP" means C-Cube, each Subsidiary and Affiliated Company of C-Cube (other than any member of the Semiconductor Group) immediately after the Separation Date and each Person that becomes a Subsidiary or Affiliate Company of C-Cube after the Separation Date.

        SECTION 5.6 CONSENTS. "CONSENTS" means any consents, waivers or approvals from, or notification requirements to, any third parties.

        SECTION 5.7 CONTRACTS. "CONTRACTS" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

        SECTION 5.8 DISTRIBUTION. "DISTRIBUTION" means C-Cube's pro rata distribution to the holders of its common stock, $0.001 par value of all of the shares of Semiconductor I common stock owned by C-Cube.

        SECTION 5.9 DIVICOM BUSINESS. "DIVICOM BUSINESS" means any business of C-Cube other than the Semiconductor Business.

        SECTION 5.10 DISTRIBUTION DATE. "DISTRIBUTION DATE" has the meaning set forth in SECTION 3.1 of the Separation Agreement.

        SECTION 5.11 ENVIRONMENTAL ACTIONS. "ENVIRONMENTAL ACTIONS" has the meaning set forth in SECTION 4.11 of the Indemnification and Insurance Matters Agreement.

        SECTION 5.12 EXCLUDED ASSETS. "EXCLUDED ASSETS" has the meaning set forth in SECTION 1.2(b) of this Agreement.

        SECTION 5.13 EXCLUDED LIABILITIES. "EXCLUDED LIABILITIES" has the meaning set forth in SECTION 1.3(b) of this Agreement.

        SECTION 5.14 GOVERNMENTAL APPROVALS. "GOVERNMENTAL APPROVALS" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

        SECTION 5.15 GOVERNMENTAL AUTHORITY. "GOVERNMENTAL AUTHORITY" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

        SECTION 5.16 INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT. "INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT" means the Indemnification and Insurance Matters Agreement attached as Exhibit I to the Separation Agreement.

        SECTION 5.17 INSURANCE POLICIES. "INSURANCE POLICIES" means insurance policies pursuant to which a Person makes a true risk transfer to an insurer.

        SECTION 5.18 INSURED SEMICONDUCTOR LIABILITY. "INSURED SEMICONDUCTOR LIABILITY" means any Semiconductor Liability to the extent that (i) it is covered under the terms of C-Cube's Insurance Policies in effect prior to the Distribution Date and (ii) Semiconductor is not a named insured under, or otherwise entitled to the benefits of, such Insurance Policies.

        SECTION 5.19 INTELLECTUAL PROPERTY. "INTELLECTUAL PROPERTY" means all domestic and foreign patents and patent applications, together with any continuations, continuations-in-part or divisional applications thereof, and all patents issuing thereon (including reissues, renewals and re-examinations of the foregoing); design patents, invention disclosures; mask works; copyrights, and copyright applications and registrations; Web addresses, trademarks, service marks, trade names, and trade dress, in each case together with any applications and registrations therefor and all appurtenant goodwill relating thereto; trade secrets, commercial and technical information, know-how, proprietary or confidential information, including engineering, production and other designs, notebooks, processes, drawings, specifications, formulae, and technology; computer and electronic data processing programs and software (object and source code), data bases and documentation thereof; inventions (whether patented or not); utility models; registered designs, certificates of invention and all other intellectual property under the laws of any country throughout the world.

        SECTION 5.20 LIABILITIES. "LIABILITIES" means all debts, liabilities, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto.

        SECTION 5.21 LITIGATION DISCLOSURE LETTER. "LITIGATION DISCLOSURE LETTER" has the meaning set forth in SECTION 3.1(a) of this Agreement.

        SECTION 5.22 PERSON. "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        SECTION 5.23 RETAINED CASH. "RETAINED CASH" has the meaning set forth in the Separation Agreement.

        SECTION 5.24 RETAINED PAYABLES. "RETAINED PAYABLES" means (i) all accounts payable and other obligations of payment for goods or services purchased, leased or otherwise received in the conduct of the Semiconductor Business that as of the Separation Date are payable to a third Person by C-Cube or any of C-Cube's Subsidiaries, whether past due, due or to become due, including any interest, sales or use taxes, finance charges, late or returned check charges and other obligations of C-Cube or any of C-Cube's Subsidiaries with respect thereto, and any obligations related to any of the foregoing and
(ii) all employee compensation Liabilities and other miscellaneous Liabilities for which an adjustment is made in the Semiconductor Pro Forma Balance Sheet.

        SECTION 5.25 RETAINED RECEIVABLES. "RETAINED RECEIVABLES" means (i) all accounts receivable and other rights to payment for goods or services sold, leased or otherwise provided in the conduct of the Semiconductor Business that as of the Separation Date are payable by a third Person to C-Cube or any of C-Cube's Subsidiaries, whether past due, due or to become due, including any interest, sales or use taxes, finance charges, late or returned check charges and other obligations of the account debtor with respect thereto, and any proceeds of any of the foregoing and (ii) all other miscellaneous Assets for which an adjustment is made in the Semiconductor Pro Forma Balance Sheet.

        SECTION 5.26 SECURITY INTEREST. "SECURITY INTEREST" means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

        SECTION 5.27 SEMICONDUCTOR ASSETS. "SEMICONDUCTOR ASSETS" has the meaning set forth in SECTION 1.2 of this Agreement.

        SECTION 5.28 SEMICONDUCTOR PRO FORMA BALANCE SHEET. "SEMICONDUCTOR PRO FORMA BALANCE SHEET" means the unaudited condensed consolidated balance sheet as set forth in C-Cube Semiconductor's Registration Statement on Form 10, filed on December 29, 1999, as amended.

        SECTION 5.29 SEMICONDUCTOR BUSINESS. "SEMICONDUCTOR BUSINESS" means the business and operations of C-Cube defined as the Semiconductor Business in the Restated Merger Agreement.

        SECTION 5.30 SEMICONDUCTOR CONTINGENT GAIN. "SEMICONDUCTOR CONTINGENT GAIN" has the meaning set forth in SECTION 1.2 of this Agreement.

        SECTION 5.31 SEMICONDUCTOR CONTINGENT LIABILITY. "SEMICONDUCTOR CONTINGENT LIABILITY" has the meaning set forth in SECTION 1.3 of this Agreement.

        SECTION 5.32 SEMICONDUCTOR CONTRACTS. "SEMICONDUCTOR CONTRACTS" means the following contracts and agreements to which C-Cube is a party or by which it or any of its Assets is bound, whether or not in writing, except for any such contract or agreement that is contemplated to be retained by C-Cube or any member of the C-Cube Group pursuant to any provision of this Agreement or any other Ancillary Agreement:

                  (i) any contract or agreement entered into in the name of, or expressly on behalf of, any division or business unit of Semiconductor I or Semiconductor II or any of their Subsidiaries;

                  (ii) any contract or agreement that relates primarily to the Semiconductor Business;

                  (iii) any contracts or agreements related to the computers, desks, equipment and other Assets used or managed primarily by employees of C-Cube that will become employees of Semiconductor I or Semiconductor II or any of their Subsidiaries in connection with the Separation;

                  (iv) any contract or agreement that is otherwise expressly contemplated pursuant to this Agreement, the Separation Agreement or any of the other Ancillary Agreements to be assigned to Semiconductor I or Semiconductor II or any of their Subsidiaries; and

                  (v) any guarantee, indemnity, representation, warranty or other Liability of any member of the Semiconductor Group or the C-Cube Group in respect of any other Semiconductor Contract, any Semiconductor Liability or the Semiconductor Business (including guarantees of financing incurred by customers or other third parties in connection with purchases of products or services from the Semiconductor Business).

        SECTION 5.33 SEMICONDUCTOR GROUP. "SEMICONDUCTOR GROUP" means Semiconductor I, Semiconductor II, each Subsidiary and Affiliated Company of Semiconductor immediately after the Separation Date and each Person that becomes a Subsidiary or Affiliate Company of Semiconductor after the Separation Date.

        SECTION 5.34 SEMICONDUCTOR INTELLECTUAL PROPERTY. "SEMICONDUCTOR INTELLECTUAL PROPERTY" has the meaning set forth in SECTION 1.2 of this Agreement.

        SECTION 5.35 SEMICONDUCTOR LIABILITIES. "SEMICONDUCTOR LIABILITIES" has the meaning set forth in SECTION 1.3 of this Agreement.

        SECTION 5.36 SEPARATION. "SEPARATION" means the transfer and contribution from C-Cube to Semiconductor, and Semiconductor's receipt and assumption of, directly or indirectly, substantially all of the Assets and Liabilities currently associated with the Semiconductor Business and the stock, investments or similar interests currently held by C-Cube in subsidiaries and other entities that conduct such business.

        SECTION 5.37 SEPARATION AGREEMENT. "SEPARATION AGREEMENT" means the Master Separation and Distribution Agreement dated as of _______ ___, 2000, of which this is an Exhibit thereto.

        SECTION 5.38 SEPARATION DATE. "SEPARATION DATE" means the effective date and time of each transfer of property, assumption of liability, license, undertaking, or agreement in connection with the Separation, which shall be 12:01 a.m., Pacific Time, _______ ___, 2000, or such date as may be fixed by the Board of Directors of C-Cube.

        SECTION 5.39 SUBSIDIARY. "SUBSIDIARY" means with respect to any specified Person, any corporation, any limited liability company, any partnership or other legal entity of which such Person or its Subsidiaries owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body. Unless context otherwise requires, reference to C-Cube and its Subsidiaries shall not include the subsidiaries of C-Cube that will be transferred to Semiconductor after giving effect to the Separation and those Subsidiaries will be treated as Subsidiaries of Semiconductor I or Semiconductor II, as applicable.

        SECTION 5.40 TAXES. "TAXES" has the meaning set forth in the Tax Sharing Agreement.



                         [SIGNATURES ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, each of the parties has caused the General Assignment and Assumption Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

                                       C-CUBE MICROSYSTEMS INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       C-CUBE SEMICONDUCTOR INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------




                                       C-CUBE SEMICONDUCTOR II INC.



                                       By:
                                           -------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------




         [SIGNATURE PAGE TO GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT]

                                SCHEDULE 1.1(a)

                  ASSETS TO BE TRANSFERRED TO SEMICONDUCTOR I
   (ASSETS RELATED TO THE SEMICONDUCTOR BUSINESS SALE AND MARKETING DIVISION)
                       AND THE STOCK OF C-CUBE U.S. INC.

                                SCHEDULE 1.1(b)

                LIABILITIES TO BE TRANSFERRED TO SEMICONDUCTOR I
(LIABILITIES RELATED TO THE SEMICONDUCTOR BUSINESS SALES AND MARKETING DIVISION)